Exhibit 1

JOINT REPORTING AGREEMENT

     In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1), each of the parties hereto represents to and agrees with the other parties as follows:

     1.     Such party is eligible to file a statement or statements on Schedule 13G pertaining to the Common Stock, $0.0001 par value per share, of Read-Rite Corporation, a Delaware corporation, to which this Joint Reporting Agreement is an exhibit, for filing of the information contained herein.

     2.     Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

     3.     Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party.

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     This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

TENNENBAUM CAPITAL PARTNERS, LLC, a Delaware limited liability company

	By:	Tennenbaum & Co., LLC
	Its:	Managing Member

SVIM/MSMII, a Delaware limited liability company

	By:	Tennenbaum & Co., LLC
	Its:	Managing Member

SVAR/MM, LLC, a Delaware limited liability company

	By:	Tennenbaum Capital Partners, LLC
	Its:	Managing Member

	By:	Tennenbaum & Co., LLC
	Its:	Managing Member

TENNENBAUM & CO., LLC, a Delaware limited liability company

Each of the above by:
	Name:	Michael E. Tennenbaum
	Its:	Managing Member

By:	/s/ Howard M. Levkowitz

Howard M. Levkowitz As Attorney-in-Fact

	Date:	January 6, 2003

MICHAEL E. TENNENBAUM

By:	/s/ Howard M. Levkowitz

Howard M. Levkowitz As Attorney-in-Fact

	Date:	January 6, 2003